Exhibit 99.1

Saba Announces Third Quarter Fiscal 2010 Results

License revenue up 17% during the quarter from same period of prior year and up 65% year-to-date; Year-to-date non-GAAP net income up 50% to $6.4 million; Saba Cloud solutions now adopted by over 4 million people; Board approves $5 million Saba share buyback plan

Redwood Shores, Calif., March 25, 2010 – Saba (NASDAQ: SABA), the premier provider of people management software and services, today reported financial results for its third fiscal quarter ended February 28, 2010.

“Our focus on innovations that unleash the full potential of people as mission critical assets continued to earn strong market validation this quarter,” said Bobby Yazdani, Chairman and CEO of Saba. “In the quarter, IBM selected Saba Succession Planning and Saba Workforce Planning to complement its Saba Learning deployment across its global employee population. This win, in addition to other recent successes in selling our Saba People Management suite to global enterprises like Cisco, Hewlett-Packard and Baker Hughes, underscores our momentum in supporting the complete range of people management needs for organizations with advanced requirements. Our year-to-date results reflect continuing profitable growth and we expect our investments in innovative technologies and outstanding people to drive double digit growth in fiscal 2011.”

Financial Results

•

Total revenues for the quarter ended February 28, 2010 increased to $26.7 million, or 2.0%, from $26.1 million in the same period of the prior year. Year to date revenues increased 3.5% to $80.0 million from $77.3 million during the first three quarters of fiscal 2009.

•

License revenue increased 16.7% to $5.5 million in the third quarter compared to $4.7 million in the third quarter of the prior fiscal year, and increased 65% to $17.6 million in the first three quarters of fiscal year 2010 from $10.7 million in the same period of the prior year.

•

Saba Performance, Saba Succession, and Saba Workforce Planning product bookings accounted for 17% of total product bookings during the third quarter and 14% of total product bookings during the first three quarters of fiscal year 2010.

•

Subscription revenue, which includes license updates and product support revenue, and OnDemand revenue, increased 3.7% to $14.3 million in the third quarter from $13.8 million in the third quarter of the prior fiscal year. During the first three quarters of fiscal year 2010, subscription revenue increased 2.4% to $42.5 million from $41.5 million during the first three quarters of fiscal year 2009.

•

Professional services revenue decreased to $6.8 million in the third quarter from $7.6 million in the same period of the prior year, and to $19.9 million during the first three quarters of fiscal year 2010 from $25.1 million in the first three quarters of fiscal year 2009. An increase in sales of Saba products through indirect channels negatively impacted professional services revenue as services related to these sales are increasingly provided by our channel partners.

•

Gross margin increased to 63.9% in the third quarter of fiscal year 2010 from 61.6% in the same period of the prior year and 64.8% in the first three quarters of fiscal 2010 compared to 59.2% in the first three months of fiscal year 2009.

•

Net income for the quarter ended February 28, 2010 was $430,000, or $0.01 per share on a fully diluted basis, compared to $1.3 million, or $0.05 per share, for the same period last year. For the first three quarters of fiscal 2010, net income increased to $2.1 million, or $0.07 per share on a fully diluted basis, from a net loss of $1.2 million, or $0.04 per share, for the same period in the prior year.

•

Non-GAAP net income for the quarter ended February 28, 2010 was $2.1 million, or $0.07 per share on a fully diluted basis, compared to non-GAAP net income of $3.2 million, or $0.11 per share on a fully diluted basis, for the same period of the prior year. For the first three quarters of fiscal 2010, non-GAAP net income increased to $6.4 million, or $0.22 per share on a fully diluted basis, from $4.2 million, or $0.15 per share on a fully diluted basis, for the same period in the prior year. Non GAAP net income excludes non-cash amortization of intangibles, charges related to stock-based compensation, non-operating restructuring costs and income tax expense related to acquired NOL usage.

•	Cash flow generated from operations for the nine months ended February 28, 2010 was $4.6 million. Cash at the end of the quarter was $24.8 million, up $1.9 million from the prior quarter.

Third Quarter Business Highlights

Customers

•

Strengthened our base of enterprise customers with 22 new customers bringing total new customers up to 72 during the first three quarters of Fiscal 2010, compared to 63 new customers in first three quarters of fiscal 2009.

•

Growth in new customers and expanded existing relationships with organizations around the world included AstraZeneca Pharma, Colorado Springs Utilities, Dimension Data, E Trade Financial, GE Security, Government of Canada, FedEx, Novartis, Orebro Ians landsting, Origin Energy, Pharmaceutical Research Associates, SunCorp, Trillium Health Centre, UBS Financial Services, Union Bank, Universidad de Israel, Volkswagen of South Africa, and Westinghouse Electric.

•

IBM extended its Saba Learning deployment to include Saba Succession and Workforce Planning for deployment across its global enterprise, joining a growing group of marquis customers, including Hewlett-Packard, Cisco, and Baker Hughes who are deploying multiple applications within the Saba Collaborative People Management suite.

Product Innovation

•

Announced the general availability of Saba Compensation, broadening the Saba People Management Suite to include functionality for learning, performance, succession planning, workforce planning, collaboration and compensation.

•

Delivered Saba Centra for iPhone available through Apple iTunes; and Saba Centra Web Access to make it easy and cost effective for mobile workers to access web conferences and virtual training from their iPhone or from any browser, anywhere.

•

Saba Cloud solutions reached a user base of over 4 million users, with greater customer adoption at enterprises including Banco Galicia, E Trade Financial, Brinker International, Gfk Retail and Technology, and Komatsu.

Business Outlook

The following statements are based on current expectations as of the date of this release. These statements are forward-looking, and actual results may differ materially. Saba does not undertake to update these forward-looking statements in any way or for any reason.

For fiscal year ending May 31, 2010, Saba is increasing the lower end of prior guidance and anticipates GAAP net earnings per share to range from $0.08 to $0.11 on a fully diluted basis and non-GAAP net earnings per share to range from $0.28 to $0.30 on a fully diluted basis.

The fiscal year 2010 non-GAAP outlook excludes non-cash amortization of intangibles and charges related to stock-based compensation expenses.

Conference Call

Saba will host a teleconference March 25, 2010 commencing at 2:00 p.m. Pacific Time, to discuss the fiscal year 2010 third quarter financial results. All interested parties may listen by dialing 800.230.1093 or +1.612.234.9959, access code 149864, or by tuning into the webcast at http://investor.saba.com.

A replay of the call is scheduled to be available by calling 800.475.6701 or +1.320.365.3844 and entering code 149864 after 5:30 p.m. Pacific Time on March 25, 2010 through 11:59 p.m. Pacific Time on April 15, 2010.

Safe Harbor

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation: statements regarding Saba’s business outlook, including anticipated GAAP and non-GAAP net earnings per share and statements regarding Saba’s double digit growth in fiscal 2011. Saba’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties Saba faces that could cause results to differ materially include risks associated with: dependence on growth of the markets for Saba’s products, dependence on acceptance of Saba’s products by customers and channel partners, the success of Saba’s alliances and partnerships, ability of Saba to release new products on schedule, fluctuation in customer spending, any changes in the length of Saba’s sales cycle, new product offerings or pricing changes introduced by our competitors, technological changes that could make our products less attractive to customers or require a new product development investment, dependence on new product introductions and enhancements in order to meet the changing needs of our customers and markets, and potential software defects. Readers should also refer to the section entitled “Risk Factors” in Form 10-K for the fiscal year ended May 31, 2009 and similar disclosures in subsequent reports filed with the SEC. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

Non-GAAP Financial Information

Saba has provided its non-GAAP net income and net income per share data in this press release as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles (“GAAP”) are intended to supplement GAAP financial information, and may be different from non-GAAP measures used by other companies. Saba believes that the presentation of non-GAAP financial measures provides useful information to investors regarding its results of operations. Saba believes it also provides an alternative method of assessing Saba’s operating results that Saba believes is focused on its core on-going operations and may allow investors to perform additional meaningful period-to-period comparisons of its operating results. In addition, Saba’s management team uses these measures for reviewing its financial results, and for budget and planning purposes.

About Saba

Saba (NASDAQ: SABA) is the premier provider of people management software and services that enable the people-driven enterprise. Saba’s solutions help global enterprises and public sector organizations to quickly respond and adapt to today’s complex, changing environments through a people platform that aligns and harnesses the knowledge, skills, and ideas of an increasingly distributed and mobile work force. Working with Saba, organizations are able to align, engage, develop, mobilize, and foster collaboration across employees, customers, and partners in support of increased adaptability, rapid innovation, enhanced productivity, and speed to market.

Saba’s solutions are used by more than 1,300 organizations and over 17 million end users worldwide. Our solutions are available both on-premise and OnDemand (www.saba.com), and are underpinned by global services capabilities and partnerships that provide strategic consulting, comprehensive implementation services, and ongoing worldwide support.

As the acknowledged standard in people management, Saba’s premier customer base includes the major brand name global industry leaders in financial services, life sciences and healthcare, high tech, automotive and manufacturing, retail, packaged goods, and public sector organizations.

Headquartered in Redwood Shores, California, Saba has offices on five continents. For more information, please visit www.saba.com or call +1-877-SABA-101 or +1-650-779-2791.

SABA, the Saba logo, Centra and the marks relating to Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. or its affiliates. All other trademarks are the property of their respective owners.

Saba Software, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended		Nine months ended
	February 28, 2010	February 28, 2009	February 28, 2010	February 28, 2009

Revenues:
Subscription	$14,333	$13,827	$42,469	$41,484
License	5,515	4,725	17,579	10,654
Professional services	6,812	7,594	19,905	25,133

Total revenues	26,660	26,146	79,953	77,271

Cost of revenues:
Cost of subscription	4,103	4,060	12,266	13,134
Cost of license	163	178	597	622
Cost of professional services	5,070	5,509	14,420	16,900
Amortization of acquired developed technology	295	295	884	883

Total cost of revenues	9,631	10,042	28,167	31,539

Gross profit	17,029	16,104	51,786	45,732

Operating expenses:
Research and development	4,609	4,346	13,555	13,238
Sales and marketing	7,733	5,673	23,047	19,601
General and administrative	3,530	3,389	10,985	11,625
Restructurings	—	277	(38)	252
Amortization of purchased intangible assets	634	634	1,903	1,903

Total operating expenses	16,506	14,319	49,452	46,619

Income (loss) from operations	523	1,785	2,334	(887)
Interest income and other, net	(48)	(29)	(15)	381
Interest expense	(1)	(6)	(6)	(27)

Income (loss) before provision for income taxes	474	1,750	2,313	(533)
Provision for income taxes	44	415	197	701

Net income (loss)	$430	$1,335	$2,116	$(1,234)

Basic net income (loss) per share	$0.02	$0.05	$0.07	$(0.04)

Diluted net income (loss) per share	$0.01	$0.05	$0.07	$(0.04)

Shares used in computing net income (loss) per share:
Basic	27,922	29,186	28,336	29,167

Diluted	29,043	29,247	29,308	29,167

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

The following table reflects Saba’s non-GAAP results reconciled to GAAP results as included in this release.

	Three months ended		Nine months ended
	February 28, 2010	February 28, 2009	February 28, 2010	February 28, 2009

GAAP net income (loss)	$430	$1,335	$2,116	$(1,234)
Plus:
Share-based compensation expense	531	495	1,267	1,578
Amortization of acquired developed technology and purchased intangible assets	929	929	2,787	2,787
Non-operating costs	242	—	242	672
Restructurings	—	277	(38)	252
Income tax expense - acquired NOL usage	—	194	—	194

Non-GAAP net income	$2,132	$3,230	$6,374	$4,249

Net income (loss) per share:
GAAP net income (loss) per share	$0.02	$0.05	$0.07	$(0.04)
Plus:
Share-based compensation expense	0.02	$0.02	0.04	0.05
Amortization of acquired developed technology and purchased intangible assets	0.03	$0.03	0.10	0.10
Non-operating costs	0.01	$0.00	0.01	0.02
Restructurings	0.00	$0.01	0.00	0.01
Income tax expense - acquired NOL usage	0.00	$0.01	0.00	0.01

Non-GAAP net income per share	$0.07	$0.11	$0.22	$0.15

Shares used in computing net income (loss) per share:
Basic	27,922	29,186	28,336	29,167

Diluted	29,043	29,247	29,308	29,228

Non-GAAP Financial Information:

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, Saba uses non-GAAP financial measures. These measures are the result of adjustments made to exclude certain charges and expenses for which the company believes that the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its historical financial performance. The company believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with its historical financial results. In addition, the presentation allows investors to see how management views the operating performance of the company. This non-GAAP information is subject to material limitations and is not intended to be used in isolation or as a substitute for results prepared in accordance with U.S. generally accepted accounting principles.

The adjustments and the basis for their exclusion are as follows:

Share-based Compensation Expense

The company’s non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for grants of stock options, awards of restricted stock units and purchases of common stock under its Employee Stock Purchase Plan, which Saba began recording under ASC 718-10 (formerly SFAS 123(R)) in the first quarter of fiscal 2007. The Company excludes share-based compensation expenses from our non-GAAP financial measures because the company believes that the information is not a meaningful indicator of the company’s operating performance. Weighted average dilutive shares is computed using the method required by ASC 718-10 (formerly SFAS 123(R)) for both GAAP and non-GAAP diluted net income per share.

Amortization of Acquired Developed Technology and Purchased Intangible Assets

As a result of various acquisitions of companies and technologies, the company has incurred charges for amortization of acquired developed technology and purchased intangible assets. Management excludes these items from our non-GAAP financial measures when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business. Additionally, management believes that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

Non-Operating Costs

During the third quarter of fiscal year 2010, the company incurred non-operating severance costs related primarily to reorganization in our Marketing and R&D functions. During the first quarter of fiscal year 2009, the company incurred non-operating costs primarily related to legal and accounting fees associated with the evaluation of strategic transactions. These costs relate to events which, in the company’s view, are not incurred in the ordinary course of operations. These costs include the legal and accounting fees as well as other costs incurred in connection with the evaluation of strategic transactions. The company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earning trends, and therefore excludes these costs when presenting non-GAAP financial measures.

Restructurings

During the third quarter of fiscal year 2009, the company implemented a restructuring program to reduce headcount by approximately 5%. During the first quarter of fiscal year 2010, the company adjusted its estimates related to severance costs. The adjustment is classified as restructuring expense in the statement of operations. Management excludes these items from our non-GAAP financial measures when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business.

Income Tax Expense – Acquired NOL Usage

As a result of prior acquisitions, the company has acquired net operating loss (NOL) carryforwards which were not included in the purchase accounting for each applicable transaction. Use of these NOL’s during fiscal year 2009 resulted in a reclassification of goodwill to a non-cash charge to provision for income taxes. Management excludes this charge from our non-GAAP financial measures when evaluating operational performance because it believes that it provides for better comparability between periods and provides results that are more reflective of that performance.

Saba Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	February 28, 2010	May 31, 2009

	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$24,797	$25,978
Restricted cash	118	100
Accounts receivable, net	24,818	20,010
Prepaid expenses and other current assets	2,329	2,245

Total current assets	52,062	48,333
Property and equipment, net	3,583	4,755
Goodwill	36,095	36,095
Purchased intangible assets, net	5,956	8,743
Restricted cash	260	260
Other assets	1,444	1,537

Total assets	$99,400	$99,723

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,047	$2,620
Accrued compensation and related expenses	6,378	5,867
Accrued expenses	2,979	3,137
Deferred revenue	33,234	32,611
Lease obligations	433	630

Total current liabilities	46,071	44,865
Deferred revenue	2,738	2,728
Other long-term liabilities	1,356	1,354
Accrued rent	1,896	2,211

Total liabilities	52,061	51,158
Stockholders’ equity:
Common stock	28	30
Additional paid-in capital	254,659	258,128
Treasury stock	(232)	(232)
Accumulated deficit	(207,113)	(209,230)
Accumulated other comprehensive loss	(3)	(131)

Total stockholders’ equity	47,339	48,565

Total liabilities and stockholders’ equity	$99,400	$99,723

Saba Software, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine months ended
	February 28, 2010	February 28, 2009

Operating activities:
Net income (loss)	$2,116	$(1,234)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,821	1,852
Amortization of purchased intangible assets	2,787	2,786
Share-based compensation expense	1,267	1,578
Changes in operating assets and liabilities:
Accounts receivable	(5,058)	(1,641)
Prepaid expense and other current assets	(76)	604
Other assets	87	262
Accounts payable	409	(267)
Accrued compensation and related expenses	613	(263)
Accrued expenses	(4)	(702)
Deferred rent	(437)	(104)
Deferred revenue	1,031	4,648

Net cash provided by operating activities	4,556	7,519

Investing activities:
Purchases of property and equipment	(653)	(2,030)
Net purchases of investments	(20)	—

Net cash used in investing activities	(673)	(2,030)

Financing activities:
Proceeds from issuance of common stock under stock plans	248	150
Repurchase of common stock	(4,847)	—
Payment of employee withholding tax in lieu of issuing common stock upon vesting of restricted stock units	(140)	—
Repayments on borrowings under credit facility	(232)	(298)
Repayments on note payable	(22)	(43)

Net cash used in financing activities	(4,993)	(191)
Effect of exchange rate changes on cash	(71)	(1,894)
(Decrease) increase in cash and equivalents	(1,181)	3,404
Cash and cash equivalents, beginning of period	25,978	16,624

Cash and cash equivalents, end of period	$24,797	$20,028

Contact:

Bill Slater, Chief Financial Officer, +1-650-581-2500